                                                                    Exhibit 99.8
                                                                    ------------

                            TRANSFER AGENT AGREEMENT
                            SAFECO MONEY MARKET TRUST
                                   ALL SERIES
                                   ALL CLASSES

                                    EXHIBIT B

                                  FEE SCHEDULES

Safeco Services shall receive from each class of each series (collectively, "Fund") of the Trust an annual fee equal to $34 per account, which amount shall be calculated on a monthly basis (by averaging the number of shareholder accounts at the beginning and end of each month) and shall be billed and paid monthly. Safeco Services shall apply as a credit against the fee due from any Fund the amount of any "small account" maintenance fee charged and collected by Safeco Services from any shareholder account, as disclosed in the Fund's prospectus(es).

With respect to any omnibus account maintained by a financial intermediary which is providing shareholder services under a written sub-administration agreement with Safeco Services, the annual fee will be calculated based upon the average number of underlying individual shareholder accounts comprising the omnibus account.


Safeco Services Corporation             Safeco Money Market Trust
                                        on behalf of each Series


By:     /s/ Kevin A. Rowell             By:     /s/ Kevin A. Rowell
        -----------------------------           --------------------------------
        Kevin A. Rowell                         Kevin A. Rowell
        President                               President


Attest: /s/ David H. Longhurst          Attest: /s/ David H. Longhurst
        -----------------------------           --------------------------------
        David H. Longhurst                      David H. Longhurst
        Secretary                               Secretary


As of September 1, 2003